UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2014

Commission File No. 1-8180	Exact name of each Registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone number	I.R.S. Employer Identification Number 59-2052286
TECO ENERGY, INC.

(a Florida corporation)

TECO Plaza

702 N. Franklin Street

Tampa, Florida 33602

(813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 1, 2014, TECO Energy, Inc. (the “Corporation”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as representative of the several underwriters named therein, pursuant to which the Corporation agreed to offer and sell 15,500,000 shares of its common stock in an underwritten public offering at a public offering price of $18.10 per share. Pursuant to the terms of the Underwriting Agreement, the Corporation granted the underwriters a 30-day option to purchase up to an additional 2,325,000 shares. The Corporation expects to receive approximately $271 million in net proceeds from the offering after underwriting fees and offering expenses, or approximately $312 million if the underwriters’ option is exercised in full. The shares are expected to be delivered to the underwriters on or about July 8, 2014, subject to the satisfaction of customary closing conditions. The Corporation plans to use the net proceeds from this offering to fund, in part, the Corporation’s previously announced acquisition of New Mexico Gas Company and for general corporate purposes.

In order to furnish certain exhibits for incorporation by reference into the Registration Statement on Form S-3 of the Corporation, previously filed with Securities and Exchange Commission (File No. 333-179719), the Corporation is filing the Underwriting Agreement as Exhibit 1.7 to such Registration Statement and the opinion of Edwards Wildman Palmer LLP, regarding the validity of the shares to be issued pursuant to the offering, as Exhibit 5.5 to such Registration Statement. In connection with this offering, on July 2, 2014, the Corporation filed with the Securities and Exchange Commission a prospectus supplement to such Registration Statement pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

On June 30, 2014, the Corporation issued a press release announcing its plans to offer 15,500,000 shares of common stock in an underwritten public offering. A copy of the press release is attached hereto as Exhibit 99.1.

On July 1, 2014, the Corporation issued a press release announcing the pricing of its underwritten public offering of 15,500,000 shares of common stock at a price of $18.10 per share. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.7	Underwriting Agreement, dated as of July 1, 2014, between the Corporation and Morgan Stanley & Co. LLC, as representative of the several underwriters named therein.

5.5	Opinion of Edwards Wildman Palmer LLP.

23.1	Consent of Edwards Wildman Palmer LLP (included as part of its opinion filed herewith).

99.1	Press Release dated June 30, 2014

99.2	Press Release dated July 1, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2014	TECO ENERGY, INC.
(Registrant)

	By:	/s/ David E. Schwartz
David E. Schwartz
Vice President-Governance, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.7	Underwriting Agreement, dated as of July 1, 2014, between the Corporation and Morgan Stanley & Co. LLC, as representative of the several underwriters named therein.

5.5	Opinion of Edwards Wildman Palmer LLP.

23.1	Consent of Edwards Wildman Palmer LLP (included as part of its opinion filed herewith).

99.1	Press Release dated June 30, 2014.

99.2	Press Release dated July 1, 2014.